DORIAN LPG®

June 15, 2018



Dorian LPG's Response to BW LPG's Unsolicited, Conditional Proposal

Disclaimer

This presentation contains "forward-looking statements." Statements that are predictive in nature, that depend upon or refer to future events or conditions, or that include words such as "expects," "anticipates," "intends," "plans," "believes," "estimates," "projects," "forecasts," "may," "should" and similar expressions are forward-looking statements. These statements are not historical facts but instead represent only the Company's belief regarding future results, many of which, by their nature are inherently uncertain and outside of the Company's control. Actual results may differ, possibly materially, from those anticipated in these forward-looking statements. For a discussion of some of the risks and important factors that could affect future results, see the discussion in the Company's Annual Report on Form 10-K, under the heading "Risk Factors." The Company does not assume any obligation to update the information contained in this presentation.

BW LPG Proposal Significantly Undervalues Dorian

✗ **Undervalues Dorian's fleet on both an absolute and relative value basis**

- 86% of Dorian's fleet is fuel efficient, modern Eco VLGCs
- Less than 50% of BW LPG's owned vessels are Eco
- Dorian's fleet is, on average, 4 years younger

✗ **Undervalues Dorian's superior commercial performance**

- Valuation approach ignores Dorian's consistent outperformance on key performance metrics such as TCE, utilization and profitability per ship

✗ **Significantly increases financial leverage**

- BW LPG has higher financial leverage than Dorian, with less cash on hand and older assets

✗ **Dual listing doesn't improve Dorian's capital market position**

- Liquidity will be bifurcated in two markets and two trading currencies, with very little shareholder overlap

Value Proposed is Not Compelling

- **Proposed exchange ratio does not appropriately value the Dorian fleet**
- **Proposed combination does not properly reflect Dorian's modern, fuel efficient fleet, superior commercial performance and capital invested to comply with coming regulatory requirements**

	Dorian LPG	BW LPG	Characteristics
Modern, Fuel Efficient Fleet	✓	✗	• **Dorian has 19 of 22 Eco ships** - *Average fleet age 4.0 years* • **BW LPG has 17 Eco ships of 35 owned ships** - *Average fleet age 8.2 years*
Superior Commercial Performance	✓	✗	• **Dorian has consistently outperformed on TCE, utilization and profitability per ship**
In-house Technical Management	✓	✗	• **BW LPG technical management is outsourced to a related party**
Ballast Water Treatment System Installed	✓	?	• **Only six of Dorian's vessels need to have BWTS installed**
Additional Features (Reinforced Decks, Scrubbers, Scrubber Ready etc.)	✓	?	• **Dorian's Eco VLGC fleet is comprised of scrubber equipped vessels, scrubber ready vessels and enhancements to allow LPG powered engines**

Same Freight Rates and Bunker Costs Yield Very Different TCEs by VLGC Type


$16,000
$14,000
$12,000
$10,000
$8,000
$6,000
$4,000
$2,000
$ -
TCE/Day
$15,067
24%
$12,129
28%
$11,774
31%
$11,493
2014+ Built Korean 84k CBM
2007-2013 Built 83k CBM
2006-2010+ Built Korean 82k CBM
2007-2012 Built 78k CBM
=% higher TCE achieved by 2014+ Korean 84k CBM Premium

Note: TCEs based on Ras Tanura-Chiba route. All vessels assume fuel oil cost of $410, diesel oil cost of $665 and Baltic AG-Chiba rate of $29.75/MT

Higher Financial Leverage Increases Risks to our Shareholders

($ in millions)	Dorian	BW LPG	Pro Forma Combined Company(1)	Change to Dorian Status Quo
Total Cash(2)	**$129**	$44	$173	$44
Total Debt	**$775**	$1,273	$2,048	$1,273
Total Debt / Total Capitalization(3)	**41.6%**	53.6%	48.3%	(6.7%)
Net Debt / Total Capitalization(3)	**34.6%**	51.7%	44.2%	(9.6%)

Source: Company filings
Note: Based on reported financials as of March 31, 2018. Dorian shown based on face value of debt (ie excludes non-cash deferred financing cost) as reported and BW LPG shown based on book value of debt as reported
(1) Not adjusted for transaction fees or purchase accounting
(2) Includes restricted cash
(3) Total capitalization defined as book value of equity, plus total debt, plus total cash (including restricted cash), plus minority interest

Proposal Launched on Date of Lowest 2018 Closing Price


$9.00
$8.00
$7.00
$6.00
$5.00
1/1/18
1/15/18
1/30/18
2/14/18
2/28/18
3/15/18
3/30/18
4/13/18
4/28/18
5/13/18
5/28/18
LPG Share Price
30-Day VWAP
60-Day VWAP
$7.57
$7.22
$6.96
$6.96/share represented lowest price of 2018

Source: Bloomberg, Factset as of 5/28/2018

Dual-Listing Unlikely to Increase Share Liquidity

We believe the promise of increased liquidity is illusory, as there is limited investor overlap and little reason to believe BW LPG's existing shareholders would change their currency trading preferences

Dorian Top 20 Institutional Holders with BW LPG Crossholdings



% of Dorian Shares Outstanding: 11.8%

% of BW LPG Shares Outstanding: 4.5%

BW LPG Top 20 Institutional Holders with Dorian Crossholdings



% of BW LPG Shares Outstanding: 3.9%

% of Dorian Shares Outstanding: 8.6%

Source: Thomson Reuters as of 5/31/2018
Note: Holdings as of 3/31/2018 13F filings and any subsequent updates. Excludes BW Group